EXHIBIT 21


                 SUBSIDIARIES OF REGISTRANTS





Idaho Power Company


1.   Idaho Energy Resources Company, a Wyoming Corporation

2.   Pathnet/Idaho Power Equipment, LLC., a Delaware Limited

     Liability Company